Exhibit 32.1(1)

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Richard A. Bloom, the Chief Executive Officer of Support.com, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Annual Report of the Company on Form 10-K for the year ended December 31, 2019 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD A. BLOOM
Richard A. Bloom
President and Chief Executive Officer

Date: March 18, 2020

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to Support.com, Inc. and will be retained by Support.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

(1)
The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, except to the extent that the registrant specifically incorporates it by reference.